Exhibit 5.1

Deloitte & Touche LLP Brookfield Place 181 Bay Street Suite 1400 Toronto ON M5J 2V1 Canada Tel: 416-601-6150 Fax: 416-601-6610 www.deloitte.ca

June 19, 2013

Mr. Navin Dyal

Vice President and Chief Financial Officer

Teranga Gold Corporation

121 King Street West, Suite 2600

Toronto ON M5H 3T9

INDEPENDENT AUDITOR’S CONSENT

To: Teranga Gold Corporation

We consent to use in this Registration Statement on Form F-80 of our audit report dated February 20, 2013 relating to the consolidated financial statements of Teranga Gold Corporation included therein.

Chartered Professional Accountants, Chartered Accountants

Licensed Public Accountants